As filed with the Securities and Exchange Commission on November 29, 2007
File No. 001-33662

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 4

to

Form 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or 12(g) of
The Securities Exchange Act of 1934

Forestar Real Estate Group Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	26-1336998
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1300 MoPac Expressway South
Austin, Texas 78746
(Address of principal executive offices, including Zip code)

(512) 434-3888
(Registrant’s telephone number, including area code)

Copies to:

David M. Grimm Executive Vice President and General Counsel Forestar Real Estate Group 1300 MoPac Expressway South Austin, Texas 78746 (512) 434-3888	Stephen W. Hamilton, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 1440 New York Avenue Washington, D.C. 20005-2111 (202) 371-7000

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, $1.00 par value per share	New York Stock Exchange
Preferred Stock Purchase Rights	New York Stock Exchange

Securities registered pursuant to Section 12(g) of the Act:  None

EXPLANATORY NOTE
     The sole purpose of this Amendment is to file exhibits to the Registration Statement. Accordingly, this Amendment consists only of the facing page, this explanatory note, the signature page and the exhibit index. The information statement is unchanged and has been omitted.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment No. 4 to its Form 10 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Forestar Real Estate Group Inc.

By:	/s/ James M. DeCosmo
Name: James M. DeCosmo
Title: President and Chief Executive Officer

Date: November 29, 2007

EXHIBIT INDEX

Exhibit
Number		Exhibit Description

2.1		Form of Separation and Distribution Agreement among the Registrant, Guaranty Financial Group Inc. (“Guaranty”), and Temple-Inland Inc.**
3.1		Form of Amended and Restated Certificate of Incorporation of the Registrant*
3.2		Form of Amended and Restated Bylaws of the Registrant*
4.1		Specimen Certificate for shares of common stock, par value $1.00 per share, of the Registrant*
4.2		Form of Stockholder Rights Agreement between the Registrant and , as Rights Agent*
4.3		Form of Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock*
10.1		Form of Tax Matters Agreement among the Registrant, Guaranty, and Temple-Inland Inc.**
10.2		Form of Employee Matters Agreement among the Registrant, Guaranty, and Temple-Inland Inc.**
10.3		Form of Master Transition Services Agreement among the Registrant, Guaranty, and Temple-Inland Inc.**
10.4		Form of Forestar Real Estate Group Retirement Savings Plan*
10	.5†	Form of Forestar Real Estate Group Supplemental Employee Retirement Plan*
10	.6†	Form of Forestar Real Estate Group 2007 Stock Incentive Plan*
10	.7†	Form of Forestar Real Estate Group Non-Employee Director Deferred Compensation Plan*
10.8		Credit Agreement between the Registrant and [ ] dated [ ], 2007*
10	.9†	Form of Indemnification Agreement to be entered into between the Registrant and each of its directors*
10	.10†	Form of Change in Control Agreement between the Registrant and its named executive officers**
10	.11†	Employment Agreement between the Registrant and James M. DeCosmo dated August 9, 2007**
21.1		List of Subsidiaries of the Registrant*
99.1		Information Statement of Forestar Real Estate Group, subject to completion, dated as of November 13, 2007**
99.2		Investor Presentation of Forestar Real Estate Group Inc.

*	To be filed by amendment.

**	Previously filed.

†	Management contract or compensatory plan or arrangement.